REVOLVING LOAN NOTE



$30,000,000                                                   September 30, 1997
                                                                Portland, Oregon

     FOR VALUE RECEIVED, the undersigned, MERIX CORPORATION, an Oregon corporation (the "Borrower"), hereby promises to pay to the order of BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION (the "Lender") on the Maturity Date the unpaid principal balance of all Loans made by the Lender under this Revolving Loan Note, in a maximum amount not to exceed Thirty Million Dollars ($30,000,000), together with interest thereon at a per annum rate equal to the Interest Rate as defined below (changing as the Interest Rate changes), and, if default shall occur in the payment when due (whether by acceleration or otherwise) of any principal amount hereunder, from the maturity of that amount until it is paid in full at a per annum rate equal to the Prime Rate (changing as the Prime Rate changes), plus one percent (1%). Notwithstanding anything herein to the contrary, interest shall not accrue at a rate in excess of the maximum rate permitted by applicable law.

     The Borrower further agrees as follows:

     1. All payments of principal and interest on this Revolving Loan Note shall be made in immediately available funds to Bank of America National Trust and Savings Association, doing business as Seafirst Bank, the successor by merger to Bank of America NW, N.A., as the Agent for the Lender, at the Agent's Commercial Loan Service Center, Fifth Avenue Plaza Building, 13th Floor, 800 Fifth Avenue, Seattle, Washington 98104, or such other address as the Agent shall from time to time designate.

     2. As used herein "Interest Rate" shall mean the Prime Rate unless the Borrower shall elect to have some or all of the loans made hereunder accrue interest at an Alternative Rate as provided in Section 2.05(b) of the Loan Agreement (as defined below). Accrued but unpaid interest on each Alternative Rate Loan shall be paid on the last day of each Applicable Interest Period, on the date of any principal payment (to the extent accrued on the principal amount paid) and at maturity and, additionally, in the case of an Alternative Rate Loan for which the Applicable Interest Period exceeds three months, on the day that is three months after the commencement of such Applicable Interest Period and on the last day of each three-month period thereafter. Accrued but unpaid interest on each loan accruing interest at the Prime Rate shall be paid in arrears on the fifth day of each calendar month commencing on November 5, 1997 and at the Maturity Date. If the fifth day of a month is not a Business


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Day, such payment shall be made on the next Business Day. Unpaid interest accruing on amounts in default shall be payable on demand.

     3. This Revolving Loan Note is issued under and is subject to the terms of that certain Loan Agreement dated as of October 31, 1996, among Bank of America National Trust and Savings Association, doing business as Seafirst Bank, the successor by merger to Bank of America NW, N.A., as "Agent," Bank of America National Trust and Savings Association, as Letter of Credit Agent, the Lender and certain other financial institutions which may be added from time to time as "Lenders" and the undersigned as "Borrower" (as amended from time to time, the "Loan Agreement"). Capitalized terms not defined herein have the meanings set forth in the Loan Agreement.

     4. It is expressly provided that if any of the Events of Default defined in Sections 8.01(f) or (g) of the Loan Agreement shall occur, the entire unpaid balance of the principal and interest hereunder shall be immediately due and payable in accordance with the terms of the Loan Agreement. It is also expressly provided that upon the occurrence of any other Event of Default, the entire remaining unpaid balance of the principal and interest may be declared by the Agent to be immediately due and payable in accordance with the terms of the Loan Agreement.

     5. The Borrower may repay a Prime Rate Loan at any time without penalty or premium. Prepayment of any Loan bearing interest at an Alternative Rate, whether voluntary, mandatory, or as the result of the Agent's or Lender's collection efforts, shall be subject to the prepayment of fees as described in Section 2.6 of the Loan Agreement.

     6. The unpaid principal balance of the Loans made hereunder shall be the total amount advanced hereunder, less the amount of the principal payments made hereon. This Revolving Loan Note is given to avoid the execution of an individual note for each Loan by the Lender to the Borrower. This Revolving Loan Note evidences a revolving credit and, within the limits and on the conditions set forth in the Loan Agreement, prior to the Maturity Date the Borrower may borrow, repay and reborrow hereunder. The Lender is hereby authorized to record the date and amount of each Loan it makes hereunder and the date and amount of each payment of principal and interest thereon on a schedule annexed hereto and constituting a part of this Revolving Loan Note or maintained in connection herewith. Any such recordation by the Lender shall constitute prima facie evidence of the accuracy of the information so recorded; provided, however, that the failure to make any such recordation or any error in any such recordation shall not affect the obligations of the Borrower hereunder.


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     7. Each maker, surety, guarantor and endorser of this Revolving Loan Note expressly waives all notices, demands for payment, presentations for payment, notices of intention to accelerate the maturity, protest and notice of protest.

     8. In the event this Revolving Loan Note is placed in the hands of an attorney for collection, or suit is brought on the same, or the same is collected through bankruptcy or other judicial proceedings, the Borrower agrees and promises to pay reasonable attorneys' fees and collection costs, including all out-of-pocket expenses and the allocated costs and disbursements of internal counsel, incurred by the Lender or the Agent.

     9. This Revolving Loan Note has been executed and delivered in and shall be governed by and construed in accordance with the internal laws of the State of Oregon (without regard to conflicts of law or choice of law rules). The Borrower hereby irrevocably submits to the nonexclusive jurisdiction of any state or federal court sitting in Portland, Multnomah County, Oregon, in any action or proceeding brought to enforce or otherwise arising out of or relating to this Revolving Loan Note, and hereby waives any objection to venue in any such court and any claim that such forum is an inconvenient forum.

                                       MERIX CORPORATION



                                       By: JANIE S. BROWN
                                           -------------------------------------
                                           Name: Janie S. Brown
                                                 -------------------------------
                                           Title: VP, Corporate Controller
                                                  & Treasurer
                                                  ------------------------------


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                                   Schedule 1

                    to Merix Corporation Revolving Loan Note


                                Applicable     Amount of       Unpaid
        Amount of    Interest     Interest     Principal    Principal   Notation
Date         Loan      Option       Period          Paid      Balance         By
----    ---------    --------   ----------     ---------    ---------   --------



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